EXHIBIT 99(a)

                          GEOSCIENCE CORPORATION NAMES
                      J. MICHAEL CAMP CHAIRMAN OF THE BOARD
                        -CHIEF FINANCIAL OFFICER RETIRES-

Houston, Texas, August 31, 1999--GeoScience Corporation (NASDAQ:GSCI) announced today that its Board of Directors has unanimously elected J. Michael Camp as Chairman of the Board. Mr. Camp succeeds Wendell W. Gamel, who has retired as Chairman and will remain a member of the Board of Directors.

      Mr. Camp, 49 years old, is also Chairman and Chief Executive Officer of Tech-Sym Corporation (NYSE:TSY), the majority holder of GSCI's outstanding shares.

      Tech-Sym also announced that Ray F. Thompson is retiring today as a Director, Vice President and Chief Financial Officer of the Company. His responsibilities as Chief Financial Officer will be assumed Paul L. Harp, Treasurer of the Company.

      GeoScience Corporation is a leader in the design, development and manufacture of seismic data acquisition systems as well as related services for oil and gas exploration industry.


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